                                  EXHIBIT 23.1

INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-54085 of Quanex Corporation on Form S-8 of our report dated June 2, 2000, appearing in the Annual Report of Form 11-K of the Nichols 401(k) Savings Plan for Hourly Employees for the year ended December 31, 1999.


/s/ DELOITTE & TOUCHE LLP
-------------------------
DELOITTE & TOUCHE LLP

Houston, Texas
June 19, 2000